EXHIBIT 99.1

For further information:

NEWS RELEASE

Heidi Hookstadt

847-653-7555

TAYLOR CAPITAL GROUP, INC. PLANS TO SELL $40 MILLION OF

TRUST PREFERRED SECURITIES

ROSEMONT, IL, June 16, 2004 -- Taylor Capital Group, Inc. (NASDAQ:TAYC), the holding company for Cole Taylor Bank, announced today that it plans to sell $40 million of trust preferred securities, to be issued by its newly formed subsidiary, TAYC Capital Trust II (the "Trust"), in a private placement. The transaction is scheduled to close on June 17, 2004.

The trust preferred securities provide for quarterly distributions at a floating rate equal to the U.S. dollar three-month LIBOR plus 2.68%. The rate will be reset quarterly beginning on (and including) September 17, 2004. Beginning on June 17, 2009, Taylor Capital Group, upon regulatory clearance, has the right to redeem all or part of the trust preferred securities at a redemption price of 100% of their liquidation amount plus any accrued but unpaid distributions. The trust preferred securities will mature on June 17, 2034.

The trust preferred securities are being sold under an exemption from registration under the Securities Act of 1933, as amended, and they have not been registered under the Securities Act or any state securities laws. The trust preferred securities may not be offered or sold in the United States absent registration under the requirements of the Securities Act and applicable state securities laws or an available exemption from those registration requirements.

Taylor Capital Group intends to use the proceeds from this transaction primarily to redeem all of its outstanding shares of 9% Noncumulative Perpetual Preferred Stock, Series A, pursuant to a notice of redemption that is being mailed today to holders of record as of June 11, 2004.

This press release is issued pursuant to Rule 135c under the Securities Act and will not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a bank holding company headquartered in Rosemont, Illinois, a suburb of Chicago. The company derives virtually all of its revenue from its subsidiary Cole Taylor Bank, a dedicated business bank with $2.7 billion in assets and eleven banking center locations throughout the greater Chicago metropolitan area. It provides a full complement of financial service to businesses and the people who own and manage them.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2004 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if historically low interest rates continue or if interest rates fluctuate as well as the effect of any imbalances in the interest rate sensitivities of our assets and liabilities; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb potential losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; the risks associated with our reliance on third party professionals who provide certain financial services to our customers; changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in our December 31, 2003 Annual Report on Form 10-K under the caption "Risk Factors."

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

# # #